                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[X] Definitive Proxy Statement
[_]Definitive Additional Materials
[_] Soliciting Material under Rule 14a-12

                             AVIATION SALES COMPANY
                      -----------------------------------
                (Name of Registrant as Specified in Its Charter)

           --------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.

  (1) Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                             AVIATION SALES COMPANY
                                 623 RADAR ROAD
                        GREENSBORO, NORTH CAROLINA 27410
                             (336) 668-4410 x 3004

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Aviation Sales Company, a Delaware corporation (the "Company"), will be held on Tuesday, August 21, 2001 at 10:00 a.m., local time, at SunTrust International Center, 19th Floor, One Southeast Third Avenue, Miami, Florida, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

  (1) To elect four persons to the Board of Directors, one to serve until the 2002 Annual Meeting of Stockholders, two to serve until the 2003 Annual Meeting of Stockholders and one to serve until the 2004 Annual Meeting of Stockholders, or until election and qualification of their respective successors;

  (2) To ratify the selection of the Company's independent auditors for the 2001 fiscal year; and

  (3) To transact such other business as may properly come before the meeting.

   Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on June 29, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

   A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Roy T. Rimmer, Jr.,
                                  Chairman of the Board

Greensboro, N.C.
July 31, 2001

                             AVIATION SALES COMPANY
                                 623 RADAR ROAD
                        GREENSBORO, NORTH CAROLINA 27410
                             (336) 668-4410 x 3004


                               ----------------
                                PROXY STATEMENT

                               ----------------

   The enclosed proxy is solicited by the Board of Directors (the "Board") of Aviation Sales Company, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held on Tuesday, August 21, 2001 at 10:00 a.m., local time, at SunTrust International Center, 19th Floor, One Southeast Third Avenue, Miami, Florida. The approximate date on which this statement and the enclosed proxy will be sent to stockholders will be July 31, 2001. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted by the persons therein named at the meeting: (i) for the election of four directors, one to serve until the 2002 annual meeting of stockholders, two to serve until the 2003 annual meeting of stockholders and one to serve until the 2004 annual meeting of stockholders, or until their respective successors are elected and qualified, (ii) for the ratification of the selection of the Company's independent auditors for the 2001 fiscal year, and (iii) in their discretion, upon such other business as may properly come before the meeting.

   Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

   The cost of the Board's proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

   At the close of business on June 29, 2001 (the "Record Date"), the Company had outstanding 15,015,317 shares of common stock, $.001 par value per share ("Common Stock"). Each share of Common Stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock.

   Shares represented by proxies which are marked "abstain" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

   A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's principal executive office located at 623 Radar Road, Greensboro, North Carolina for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

   A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                               BOARD OF DIRECTORS

   The Articles of Incorporation and Bylaws of the Company presently provide for a Board of Directors divided into three classes, as equal in size as possible, with staggered terms of three years. At the date of this Proxy Statement, the current members of the Board and the expiration of their terms as Directors were as follows:

  Name                   Age                     Positions                     Term Expires
  ----                   ---                     ---------                     ------------
Roy T. Rimmer, Jr.......  60 Chairman of the Board and Chief Executive Officer     2001
Ben Quevedo.............  47 Director, President and Chief Operating Officer       2002
Harold M. Woody.........  55 Director and Executive Vice President                 2000
Sam Humphreys...........  41 Director                                              2000
Steven L. Gerard........  56 Director                                              2001
Philip B. Schwartz......  47 Director and Corporate Secretary                      2001

                              BUSINESS EXPERIENCE

   Roy T. Rimmer, Jr. has been the Chairman and Chief Executive Officer of the Company since June 2001. Prior to becoming the Chairman and Chief Executive Officer of the Company, for more than the last five years Mr. Rimmer was a private investor and the operator of a private company in the business of transporting crude oil and natural gas. Mr. Rimmer has been a director since January 2000.

   Ben Quevedo has been the President and Chief Operating Officer and a director of the Company since September 2000. Mr. Quevedo was, from July 1998 until September 2000, Senior Vice President of the Company, President of the Company's maintenance and repair operations and, from April 2000, President of the Company's distribution operations. Prior to joining the Company, Mr. Quevedo was the principal shareholder and President of Caribe Aviation and Aircraft Interior Design.

   Harold M. Woody has been the Executive Vice President of the Company and its predecessors since February 1992. Additionally, Mr. Woody has been President of the Company's leasing operations since March 1997 and President of the Company's Aerocell Structures operation since October 2000. Mr. Woody has been a director since June 1996. Mr. Woody will retire from the Board of Directors at the end of the 2001 Annual Meeting of Stockholders.

   Sam Humphreys is a Co-Chief Executive Officer of Syntek Capital, A.G., which invests in and operates businesses in the wireless, broadband and advanced technologies fields. Mr. Humphreys is also a director of IFCO Systems. Mr. Humphreys has been a director since June 1996.

   Steven L. Gerard has been the Chief Executive Officer and a director of Century Business Services, Inc., a diversified services company providing professional outsourced business services, since October 2000. Prior thereto, from 1997 to October 2000 Mr. Gerard was the Chairman and Chief Executive Officer of Great Point Capital, Inc., a provider of operational and advisory services, and from 1991 to 1997, Mr. Gerard was Chairman and Chief Executive Officer of Triangle Wire and Cable, Inc. and its successor, Ocean View Capital, Inc., a manufacturer of insulated wire and cable. Mr. Gerard's prior experience includes 16 years in various senior corporate finance and banking positions with Citibank, N.A. and seven years with the American Stock Exchange. Mr. Gerard has been a director since September 2000 and also serves on the boards of directors of Fairchild Company, Inc., Lennar Corporation and Joy Global, Inc.

   Philip B. Schwartz is a shareholder in the Florida law firm of Akerman, Senterfitt & Eidson, P.A. Prior to joining Akerman Senterfitt in September 1995, Mr. Schwartz was a partner in the law firm of Broad and Cassel. Mr. Schwartz is a member of The Florida Bar and the American Bar Association and a former Chair of the Business Law Section of The Florida Bar. Akerman Senterfitt performs legal services for the Company. Mr. Schwartz has been a director since June 1998 and Corporate Secretary since March 1999.

   Former directors Dale S. Baker and Robert Alpert resigned from the Board on June 22, 2001 and July 24, 2001, respectively.

                             NOMINEES TO THE BOARD

   At the Annual Meeting, four directors will be elected to serve. The Board has nominated the following persons for election to the Board:

   Roy T. Rimmer, Jr. Mr. Rimmer has been nominated to serve until the 2004 Annual Meeting of Stockholders. For biographical information regarding Mr. Rimmer, see "Board of Directors" above.

   Steven L. Gerard. Mr. Gerard has been nominated to serve until the 2003 Annual Meeting of Stockholders. For biographical information regarding Mr. Gerard, see "Board of Directors" above.

   Philip B. Schwartz. Mr. Schwartz has been nominated to serve until the 2003 Annual Meeting of Stockholders. For biographical information regarding Mr. Schwartz, see "Board of Directors" above.

   Sam Humphreys. Mr. Humphreys has been nominated to serve until the 2002 Annual Meeting of Stockholders. For biographical information regarding Mr. Humphreys, see "Board of Directors" above.

   Director Ben Quevedo's term currently expires at the 2002 Annual Meeting of Stockholders.

                        CONSIDERATION OF FUTURE NOMINEES

   The Board of Directors will consider director candidates recommended by stockholders. Any stockholder wishing to submit a recommendation to the Board of Directors with respect to the 2002 Annual Meeting of Stockholders should send a signed letter of recommendation to Aviation Sales Company, 623 Radar Road, Greensboro, N.C. 27410, Attention: Corporate Secretary. To be considered, recommendation letters must be received prior to April 1, 2002, must state the reasons for the recommendations and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations. The recommendation letter must also include a statement indicating that such nominee has consented to being named in the proxy statement and to serve if elected.

                             MEETINGS OF THE BOARD

   The Board of Directors of the Company held a total of 12 meetings and acted 13 times by written consent in lieu of a meeting during the fiscal year ended December 31, 2000. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors, except Mr. Humphreys who attended 73% of the meetings held.

                      COMMITTEES OF THE BOARD OF DIRECTORS

   The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Standing committees of the Board are the audit committee and the compensation committee. The Board of Directors has no nominating committee or any committee performing such function. The members of the Audit Committee and the Compensation Committee are Steven L. Gerard, Sam Humphreys and Philip B. Schwartz.

   During 2000, the Board organized a special committee to review certain accounting and sales practices at the Company. The Committee completed its work after holding three meetings during 2000. The members of the Special Committee were Robert Alpert, Sam Humphreys and Roy T. Rimmer, Jr.

                             AUDIT COMMITTEE REPORT

   The audit committee of the Company's board of directors is composed of three non-employee directors, each of whom is an "independent director" under the rules of the New York Stock Exchange governing the qualifications of the members of audit committees.

   The audit committee is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. It oversees the Company's financial reporting process on behalf of the Company's board of directors, reviews the Company's financial disclosures, and meets privately, outside the presence of Company management, with the Company's independent auditors to discuss the Company's internal accounting control policies and procedures. The audit committee reports on these meetings to the Company's board of directors. The audit committee also considers and recommends the selection of the Company's independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors' fees. The audit committee operates under a written charter adopted by the Company's board of directors that is attached as Appendix A to this proxy statement.

   Mr. Schwartz is a shareholder in the Florida law firm of Akerman, Senterfitt & Eidson, P.A. Both Mr. Schwartz and Akerman Senterfitt provide significant legal services for the Company. The Company's board of directors has determined, in its business judgment, that this relationship does not interfere with Mr. Schwartz's exercise of independent judgment as a director.

   While the audit committee did not formally meet during the fiscal year ended December 31, 2000, the audit committee has held three meetings (to date) during 2001. The meetings were designed to facilitate and encourage private communication between the members of the audit committee and the Company's independent public auditors, Arthur Andersen LLP.

   The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures the committee received from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The audit committee also considered the compatibility of non-audit services with the auditors' independence and determined that the services provided are compatible with maintaining Arthur Andersen's independence. The total fees paid to Arthur Andersen LLP for fiscal 2000 include audit fees of $693,200 and all other fees of $430,800. No financial information systems design and implementation fees were paid to Arthur Andersen LLP.

   Based on its review and discussions, the audit committee recommended to the Company's board of directors that the Company's audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. The audit committee and board of directors have also recommended, subject to ratification by the Company's stockholders, the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 2001.

                                   AUDIT COMMITTEE
                                   Steven L. Gerard
                                   Sam Humphreys
                                   Philip B. Schwartz

                           COMPENSATION OF DIRECTORS

   Each director who is not an employee of the Company receives an annual retainer fee at the rate of $12,000 per year for serving in such capacity. In addition, each director who is not an employee of the Company receives $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting attended.

   All directors receive on an annual basis mandatory stock option grants under the 1996 Director Stock Option Plan for serving on the Board. Five-year options to purchase 5,000 shares of Common Stock are automatically granted to each director on July 1 of each year, at an option exercise price equal to the closing price of the Common Stock on such date. All such options are immediately exercisable on the date of grant. Existing directors, upon the organization of the Company, were granted five-year options to purchase 10,000 shares of Common Stock at an option exercise price equal to the initial public offering price. Additionally, directors appointed to the Board after the organization of the Company are granted options to purchase 10,000 shares of Common Stock at the time they are appointed to the Board, at an option exercise price equal to the closing price of the Common Stock on the date of their appointment to the Board.

   In February 2001, the Board granted options to purchase an aggregate of 300,000 shares of the Company's common stock to four of the Company's outside directors for special services provided to the Company by such directors during 2000.

                               EXECUTIVE OFFICERS

   The following list reflects the Company's executive officers, as of this date, the capacity in which they serve the Company, and when they assumed office:

Name                     Age                         Positions                          Executive Officer Since
----                     ---                         ---------                          -----------------------
Roy T. Rimmer, Jr.......  60 Chairman and Chief Executive Officer                            June 2001
Ben Quevedo.............  47 President and Chief Operating Officer                           July 1998
Harold M. Woody.........  55 Executive Vice President, President of Aerocell Structures      February 1992
Michael C. Brant........ 38  Vice President and Chief Financial Officer                      November 1999
Laura DeCespedes........  44 Vice President, Human Resources                                 January 1999

                              BUSINESS EXPERIENCE

   Roy T. Rimmer, Jr. See the biographical information contained in "Board of Directors" above.

   Ben Quevedo. See the biographical information contained in "Board of Directors" above.

   Harold M. Woody. See the biographical information contained in "Board of Directors" above.

   Michael C. Brant has been Vice President and Chief Financial Officer of the Company since November 1999. Prior to joining the Company, from April 1999 to October 1999, Mr. Brant was a Vice President of Becker Financial Services. Prior thereto, for more than five years, Mr. Brant held senior financial positions at John Alden Life Insurance Company, the principal subsidiary of John Alden Financial Corporation. Prior to joining John Alden, Mr. Brant also held various positions, including senior manager, for a period of nine years, with Price Waterhouse.

   Laura DeCespedes has been Vice President, Human Resources of the Company since January 1999. Prior to joining the Company, from September 1997 to December 1998, Ms. DeCespedes was the Vice President of Human Resources for Productivity Point International, and from June 1995 to September 1997,
Ms. DeCespedes was Director of Field Human Resources for Sensormatic Electronics Corp.

                              FAMILY RELATIONSHIPS

   There are no family relationships between or among any of the directors and/or executive officers.

                             EXECUTIVE COMPENSATION

   The following table sets forth information about the compensation paid or accrued during 2000, 1999 and 1998 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                                Annual Compensation
                                --------------------    Other         All
                                     Salary   Bonus     Annual       Other
    Name and Principal Position Year   ($)     ($)   Compensation Compensation
    --------------------------- ---- ------- ------- ------------ ------------
Dale S. Baker (1).............. 1998 263,797 197,848     (2)          --
 Chief Executive Officer        1999 550,000     --      (2)
                                2000 550,000     --      (2)

Harold M. Woody................ 1998 236,029 177,021     --           --
 Executive Vice President       1999 249,164     --
                                2000 252,915     --

Ben Quevedo.................... 1998 149,760 122,511     --           --
 President and Chief Operating
  Officer                       1999 350,000     --
                                2000 350,000     --

Michael C. Brant............... 1999  11,538     --
 Chief Financial Officer        2000 232,667 120,000     --           --

--------
(1) Mr. Baker resigned as Chief Executive Officer in June 2001.
(2) Mr. Baker also received $5,000 per year for life insurance premiums pursuant to his employment agreement with the Company.

   No long-term compensation awards were made to management during the three years ended December 31, 2000.

   In April 2001, in connection with various cost cutting initiatives being undertaken by the Company, each of the Company's senior management took a voluntary pay cut in an amount equal to between 15% and 20% of their base salary.

                     OPTION GRANTS DURING LAST FISCAL YEAR

   The following table sets forth information concerning options to purchase shares of Common Stock granted during the fiscal year ended December 31, 2000 to those persons named in the Summary Compensation Table.

                                                                                 Potential
                                                                                Realizable
                                                                                 Value at
                                                                              Assumed Annual
                                                                              Rates of Stock
                                                                                   Price
                                                                               Appreciation
                            Number of      % of Total                           for Option
                             Shares      Options Granted Exercise                Term (1)
                           Underlying    to Employees in   Price   Expiration ---------------
  Name                   Options Granted   Fiscal Year   ($/Share)    Date    5% ($)  10% ($)
  ----                   --------------- --------------- --------- ---------- ------- -------
Dale S. Baker (2).......     150,000          24.6%        3.31     11/10/10  581,748 884,230
Harold M. Woody.........      25,000           4.1%        5.00      9/13/10   96,958 147,372
Ben Quevedo.............     125,000          20.5%        3.31     11/10/10  485,178 737,448
Michael C. Brant........     100,000          16.4%        3.31      9/13/10  387,832 589,487

--------
(1) These amounts represent assumed rates of appreciation in the price of common stock during the term of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in the table will be achieved.
(2) Mr. Baker resigned as Chief Executive Officer in June 2001.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

   The following table sets forth information concerning the exercise of stock options to purchase Common Stock during the 2000 fiscal year and the value of unexercised stock options to purchase Common Stock at the end of the 2000 fiscal year for the persons named in the Summary Compensation Table.

                                                     Number of
                                                      Shares
                                                    Underlying
                                                    Unexercised
                          Number of                 Options at    Value of Unexercised In-The-
                           Shares                 Fiscal Year-End Money Options at Fiscal Year-
                          Acquired      Value      Exercisable/              End($)
  Name                   on Exercise Realized ($)  Unexercisable  Exercisable/Unexercisable (1)
  ----                   ----------- ------------ --------------- -----------------------------
Dale S. Baker (2).......     --          --       348,333/216,667              0/0
Harold M. Woody.........     --          --         70,000/50,000              0/0
Ben Quevedo.............     --          --       183,333/141,666              0/0
Michael C. Brant........     --          --         50,000/75,000              0/0

--------
(1) Computed based upon the difference between the closing price of common stock at December 31, 2000 and the exercise price. All options were out-of-the-money on December 31, 2000, and no value has been assigned to options which are not in-the-money.
(2) Mr. Baker resigned as Chief Executive Officer in June 2001.

                             EMPLOYMENT AGREEMENTS

   The Company has an employment agreement with Ben Quevedo. The employment agreement provides for an annual base salary of $350,000 (to be increased annually by a cost of living adjustment). In addition, the Company provides Mr. Quevedo with all employee benefits available under benefit plans established by the Company, including the Company's 1999 EBITDA Plan under which Mr. Quevedo can earn an incentive bonus of between 50% and 125% of his base salary. The agreement provides for a term expiring on January 1, 2002.

   The Company has an employment agreement with Harold M. Woody. The agreement provides for an annual base salary of $212,500 (to be increased annually by a cost of living adjustment). In addition, the Company provides Mr. Woody with all employee benefits available under benefit plans established by the Company, including the Company's 1997 EBITDA Compensation Plan under which Mr. Woody can earn an incentive bonus of between 20% and 250% of his base salary. The agreement currently runs for successive one-year periods unless the Company terminates the agreement upon six months' prior written notice, or Mr. Woody terminates the agreement upon three months' prior written notice.

   Further, each of the above-described employment agreements provide for a car allowance and for certain benefits in the event of a "change of control."

                               STOCK OPTION PLANS

   The Company's Board of Directors and shareholders adopted two stock option plans (the "Plans"). Pursuant to the 1996 Director Stock Option Plan (the "Director Plan"), options to acquire a maximum of the greater of 150,000 shares or 2% of the number of shares of Common Stock then outstanding may be granted to directors of the Company. Pursuant to the 1996 Stock Option Plan (the "1996 Plan"), options to acquire a maximum of the greater of 2,250,000 shares of Common Stock or 15% of the number of shares of Common Stock then outstanding may be granted to executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. At December 31, 2000, options to purchase 1,043,000 shares at exercise prices ranging from $5.00 per share to $39.50 per share were outstanding under the Plans, of which options to purchase 864,000 shares were immediately exercisable. Additionally, options to purchase an additional 279,500 shares were granted under the 1996 Plan in February 2001, at an exercise price of $4.53 per share.

   The compensation committee administers both Plans. The compensation committee determines which persons will receive options and the number of options to be granted to such persons. The Director Plan also provides for annual mandatory grants of options to directors. See "Compensation of Directors." The compensation committee also interprets the provisions of the Plans and makes all other determinations that it deems necessary or advisable for the administration of the Plans.

   Pursuant to the Plans, the Company may grant Incentive Stock Options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code"), and Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422(b) of the Code. The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the Plans will be required to be at least equal to the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the Plans may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the Plans may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

   Generally, options granted under the Plans may remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

   Pursuant to the Plans, unless otherwise determined by the compensation committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the Plans shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events that are deemed to be a "change in control" of the Company. A "change in control" of the Company generally is deemed to occur when (a) any person becomes the beneficial owner of or acquires voting control with respect to more than 20% of the Common Stock (or 35% if such person was a holder of Common Stock on July 2, 1996, the effective date of the Company's initial public offering); (b) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75% of the individuals who constitute the then existing Board of Directors; or (c) the Company's stockholders approve the sale of all or substantially all of the Company's assets.

   ISOs granted under the Plans are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

   The Plans provide for appropriate adjustments in the number and type of shares covered by the Plans and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

   The Company has also granted options to certain of its executive officers outside of any plan. Options to purchase 375,000 shares at an exercise price of $3.31 were granted outside of the Plans in November 2000 (125,000 of which are currently exercisable), and options to purchase 700,000 shares at an exercise price of $40.63 were granted outside of the Plans in January 1999 (408,000 of which are currently exercisable).

                               PERFORMANCE GRAPH

   The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Standard & Poor's ("S&P") 500 Index, the S&P Midcap 400 Index, the S&P SmallCap 600 Index, the Dow Jones Equity Market Index and a peer group index selected by the Company, for the period between the Company's initial public offering on June 27, 1996 and December 31, 2000. The peer group selected by the Company consists of the following companies: AAR Corp., Aviall, Inc., B.F. Goodrich Company, Kellstrom Industries, Inc. and Triumph Group, Inc.

   These indices relate only to stock prices during the period covered by the graph; they do not purport to afford direct comparison of the business or financial performance of the companies comprising such indices with the Company nor with each other.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                           Cumulative Total Return
                                        ---------------------------------------------------------

                                        06/27/96    12/96     12/97     12/98     12/99     12/00
AVIATION SALES COMPANY................   100.00     99.39    182.42    196.97     80.00     12.12
S&P 500...............................   100.00    112.11    149.51    192.24    232.69    211.51
S&P MIDCAP 400........................   100.00    107.51    142.18    169.36    194.29    228.30
S&P SMALLCAP 600......................   100.00    104.80    131.62    135.21    151.98    169.91
DOW JONES TOTAL MARKET................   100.00    110.28    145.36    181.55    222.81    202.16
PEER GROUP............................   100.00    114.98    133.66    121.27     90.06    112.34

                         COMPENSATION COMMITTEE REPORT

   The compensation committee of the Board of Directors (the "Compensation Committee") is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the bases for their award, stock option plans and other benefits. The compensation committee also administers the Company's 1996 Stock Option Plan and the 1996 Director Stock Option Plan. Each of the members of the Compensation Committee is an independent outside director of the Company. The compensation committee did not formally meet during the fiscal year ended December 31, 2000.

   In determining compensation for the Company's Chief Executive Officer and senior executive officers, the Compensation Committee considers the overall performance of the Company during the prior fiscal year, the individual executive officer's contribution to the achieving of operating goals and business objectives and levels of compensation of companies similar in size and development to the Company.

   It is the Compensation Committee's view that the Chief Executive Officer and the senior executives' interests should complement those of stockholders. Accordingly, a substantial portion of the Chief Executive Officer and the senior executives' compensation above a base salary will be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for the Chief Executive Officer and executives to achieve long-term Company objectives and increase stockholder value.

                                          COMPENSATION COMMITTEE
                                          Steven Gerard
                                          Sam Humphreys
                                          Philip B. Schwartz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the past fiscal year, none of the Company's present or former officers or employees, nor any of the former officers of the Company's subsidiaries, served as a member of the compensation committee of the Company's Board of Directors. During the past fiscal year, none of the Company's directors or executive officers served as a member of the compensation committee or similar committee of another entity, one of whose executive officers served on the Company's Board, served as a director of another entity, one of whose executive officers served on the Company's Board, or served as a member of the compensation committee or similar committee of any other entity, one of whose executive officers served as a director of the Company.

                         COMPLIANCE WITH SECTION 16(A)

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the Company's fiscal year ended December 31, 2000 and any Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-K, except as set forth below, no person who at any time during the fiscal year ended December 31, 2000 was a director, officer or, to the knowledge of the Company, a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2000, except that the Company has been advised that each of the Company's officers and directors were late in making one required filing in 2000.

                      VOTING SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   As of the Record Date, the Company has 15,015,317 shares of Common Stock outstanding. The following table sets forth, as of the Record Date, certain information regarding the Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors and named executive officers; and (iii) all directors and executive officers as a group.

                                                          Shares Beneficially
                                                               Owned(1)
                                                         ---------------------
          Name                                            Number   Approximate
          ----                                           --------- -----------
Lacy J. Harber (2)...................................... 4,601,734    29.4%
Roy T. Rimmer, Jr. (3).................................. 4,779,234    30.3%
Robert Alpert (4)....................................... 3,249,400    21.0%
Dimensional Fund Advisors, Inc. (5).....................   910,257     6.1%
George F. Baker and Richard Nye (6).....................   973,774     6.5%
Harold M. Woody (7).....................................   189,800     1.3%
Sam Humphreys (8).......................................    80,000       *
Steven L. Gerard (9)....................................    10,000       *
Philip B. Schwartz (10).................................    78,900       *
Ben Quevedo (11)........................................   524,472     3.4%
Michael C. Brant (12)...................................    52,000       *
All directors and executive officers as a Group--8
 persons (13)........................................... 5,731,073    34.7%

--------
 * Less than one percent
(1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise noted, the address for each person named in this table is c/o the Company.
(2) Shares are owned of record by LJH Corporation, which is wholly-owned by Mr. Harber. LJH has granted a proxy with respect to the voting of these shares to Roy T. Rimmer, Jr., and as a result Mr. Rimmer is also deemed to beneficially own these shares for U.S. securities law purposes. Also includes warrants to purchase: (i) 250,000 shares at an exercise price of $4.00 per share, (ii) 25,000 shares at an exercise price of $3.63 per share, (iii) 50,000 shares at an exercise price of $1.75 per share, and
    (iv) 333,334 shares at an exercise price of $1.40 per share. See "Certain Relationships and Related Transactions".
(3) Mr. Rimmer shares the power to vote the securities owned by LJH Corporation. See Note 3 above. Also includes 62,500 shares owned by an entity controlled by Mr. Rimmer and vested options to purchase an aggregate of 115,000 shares (105,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share and 10,000 at an exercise price of $15.31 per share).
(4) Shares are primarily owned of record by entities controlled by Mr. Alpert. Also includes (i) vested options to purchase 130,000 shares (105,000 at exercise prices ranging from $4.53 per share to $6.06 per share and 25,000 at exercise prices ranging from $19.00 per share to $39.50 per share), (ii) a warrant to purchase 250,000 shares at an exercise price of $4.00 per share, and (iii) a warrant to purchase 50,000 shares at an exercise price of $1.75 per share. See "Certain Relationships and Related Transactions".
(5) As of December 31, 2000, based upon a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. The address shown in the Schedule 13G is 1299 Ocean Avenue, 11th Floor, Santa Monica, California.
(6) Information to the Company's knowledge based upon the reporting persons last filings with the SEC with regard to their interest in the Company. Includes shares owned by Baker Nye, L.P. and Cambridge Capital Fund, L.P. The reporting persons' last known address is 767 Fifth Avenue, Suite 2800, New York, New York.
(7) Includes vested options to purchase 70,000 shares (20,000 at exercise prices ranging from $4.39 per share to $6.06 per share and 50,000 at prices ranging from $19.00 per share to $39.50 per share). Excludes unvested options to purchase 30,000 shares at prices ranging from $4.39 per share to $5.00 per share and 20,000 shares at an exercise price of $20.00 per share.
 (8) Vested options to purchase: (i) 55,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share, and (ii) 25,000 shares at exercise prices ranging from $19.00 per share to $39.50 per share.
 (9) Vested options to purchase 10,000 shares at an exercise price of $5.00 per share.
(10) Includes vested options to purchase: (i) 55,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share, and (ii) 20,000 shares at exercise prices ranging from $37.00 per share to $39.50 per share.
(11) Includes: (i) vested options to purchase 41,667 shares at an exercise price of $3.31 per share, (ii) vested options to purchase 141,667 shares at exercise prices ranging from $35.25 per share to $40.63 per share, and
     (iii) a warrant to purchase 250,000 shares at an exercise price of $4.00 per share. See Item 13. Certain Relationships and Related Transactions. Excludes unvested options to purchase 83,333 shares at an exercise price of $3.31 per share and 58,333 shares at an exercise price of $40.63 per share.
(12) Includes vested options to purchase 33,333 shares at an exercise price of $3.31 per share, and (ii) vested options to purchase 16,667 shares at an exercise price of $18.00 per share. Excludes unvested options to purchase 66,667 shares at an exercise price of $3.31 per share and 8,333 shares at an exercise price of $18.00 per share.
(13) Includes vested options and warrants to purchase an aggregate of 1,508,334 shares.

                             CERTAIN TRANSACTIONS

   As of December 2, 1994, the Company entered into a 20-year lease with Aviation Properties, a Delaware general partnership ("Aviation Properties"), pursuant to which the Company leased its corporate headquarters and warehouse in Miami, Florida (the "Miami Property"). The Company was obligated to make annual payments under such lease in the amount of approximately $893,000. Aviation Properties was an entity controlled by Robert Alpert, a principal stockholder and a former director of the Company. In connection with the purchase of the Miami Property, the Company loaned Aviation Properties $2.5 million and the loan was being repaid with interest at the rate of 8% per annum. In January 2001, the Company sold the loan to Lacy Harber, a principal stockholder of the Company, for 90% of the then outstanding balance of $2.0 million. In March 2001, the Miami Property was sold and the Company was relieved of its remaining obligation under the lease agreement.

   During 1999, 2000 and 2001, the Company leased certain real property from entities controlled by Ben Quevedo, an officer and director of the Company. These facilities were utilized as the headquarters of two of the Company's maintenance, repair and overhaul operations. The Company has subsequently moved out of these facilities, although it remains liable on the leases. The Company recently subleased one of these facilities and is currently taking actions to defray its obligations under the second lease. During 1999 and 2000, the Company also utilized aircraft owned by an entity controlled by Mr. Quevedo. Payments for all of these items were $1.4 million in 1999 and $2.7 million in 2000.

   In February 2001, the Company obtained a term loan from a financial institution. In connection with obtaining the term loan, four individuals provided credit support to the financial institution that advanced the loan. In return for providing credit support, each of these individuals (or entities under their control) were granted warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $4.00 per share. Those providing credit support to the financial institution included Ben Quevedo, an executive officer and director of the Company, Robert Alpert, a former director and principal stockholder of the Company and Lacy Harber, a principal stockholder of the Company.

   In April and May 2001, Messrs. Harber and Alpert provided credit support to the Company relating to the Company's tax operating retention lease facility and with respect to a short-term increase in the Company's term loan with Bank of America. In return for providing credit support, Mr. Alpert received a warrant to purchase 50,000 shares at an exercise price of $1.75 per share and Mr. Harber received warrants to purchase 50,000 shares and 333,334 shares at exercise prices of $1.75 and $1.40 per share, respectively.

   Mr. Schwartz is a shareholder in Akerman, Senterfitt & Eidson, P.A., which has in the past and continues to perform significant legal services for the Company. The fees paid by the Company to Akerman, Senterfitt & Eidson, P.A. for legal services rendered are no greater than those that would be charged to the Company by an unrelated third party law firm.

   In April 2000, the Company loaned Mr. Woody $250,000 payable in one year or upon the sale of certain shares of Japan Fleet Services Singapore (PTE) Ltd. that have been pledged to secure the loan. The note bears interest equal to the rate being paid by the Company from time to time on its senior loan. The maturity date of the loan has recently been extended until April 2002.

   The Company believes that the terms of the above-described related party transactions were no less favorable than could be obtained from unaffiliated third parties.

                            MATTERS TO BE CONSIDERED

   Two matters will be considered at the Annual Meeting: (i) the election of four directors to the Board of Directors, and (ii) the ratification of the selection of auditors for the 2001 fiscal year. Lacy Harber, who owns 3,943,400 shares of the Company's outstanding common stock (26.3% of the outstanding common stock) has advised the Board of Directors that he intends to vote in favor of the election of the four nominees for election to the Board of Directors recommended herein and for the ratification of the selection of auditors for the 2001 fiscal year.

Proposal 1. Election Of Directors

   At the Annual Meeting, four directors will be elected to serve on the Company's Board of Directors. One director will be elected to serve until the 2002 Annual Meeting of Stockholders, two directors will be elected to serve until the 2003 Annual Meeting of Stockholders, and one director will be elected to serve until the 2004 Annual Meeting of Stockholders (or until their respective successors are elected and qualified). It is intended that proxies will be voted for each of these nominees. Brief biographies of each of the nominees for director are set forth under "Board of Directors" above.

   The affirmative vote of stockholders holding a majority of the Company's issued and outstanding shares of Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THOSE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

Proposal 2. Ratification Of Auditors

   The Board of Directors has approved the Company's engagement of the firm of Arthur Andersen LLP as the Company's independent auditors. Arthur Andersen LLP has served as the Company's independent auditors since the organization of the Company, and is familiar with the Company's business and management. The Board of Directors believes that Arthur Andersen LLP has the personnel, professional qualifications and independence necessary to act as the Company's independent auditors.

   Representatives of Arthur Andersen LLP are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from stockholders at that time.

   Although stockholder approval of the Company's auditors is not required, the Board of Directors is submitting such appointment to a vote of the Company's stockholders. Approval of this proposal will require the affirmative vote of a majority of the Company's issued and outstanding shares of Common Stock in attendance at the meeting, voting in person or by proxy. In the event this proposal is not approved, the Company's Board of Directors will reconsider its selection of Arthur Andersen LLP as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company not later than April 1, 2002 at its principal executive offices, 623 Radar Road, Greensboro, N.C. 27410, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2002 Annual Meeting of Stockholders.

                             ADDITIONAL INFORMATION

   On or about July 31, 2001, the Company delivered its Annual Report to its stockholders. The Company will furnish without charge to any stockholder submitting a written request, the Company's 2000 Annual Report, as well as the Company's 2000 Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written requests should be directed to the Company,
Attention: Corporate Secretary, at the address set forth above.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Roy T. Rimmer, Jr.,
                                    Chairman of the Board

July 31, 2001

                                   APPENDIX A

                             AVIATION SALES COMPANY
                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

   1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

   4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

   5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

   7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

   8. Approve the fees to be paid to the independent auditor.

   9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  11. Review the appointment and replacement of the senior internal auditing executive.

  12. Review the significant reports to management prepared by the internal auditing department and management's responses.

  13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

  16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    (b) Any changes required in the planned scope of the internal audit.

    (c) The internal audit department responsibilities, budget and staffing.

  18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  20. Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                             AVIATION SALES COMPANY
                                 623 RADAR ROAD
                              GREENSBORO, NC 27410

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Roy T. Rimmer, Jr. and Philip B. Schwartz, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $0.001 par value per share, of Aviation Sales Company, a Delaware corporation (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at SunTrust International Center, One Southeast Third Avenue, 19th Floor, Miami, Florida, at 10:00 a.m., local time, on Tuesday, August 21, 2001, or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. PROPOSAL 1--Election of Directors.

  To elect the following persons as Directors of the Company for a term through the annual meeting in the year corresponding to each of their names:


            ROY T. RIMMER, JR.    PHILIP B. SCHWARTZ
           (Term through 2004)   (Term through 2003)

             STEVEN L. GERARD             SAM HUMPHREYS
           (Term through 2003)         (Term through 2002)

      [_] FOR ALL NOMINEES               [_] WITHHOLD AUTHORITY
      except as indicated               to vote for all nominees

  (INSTRUCTION: To withhold authority for an individual nominee, strike a line through that nominee's name in the list above.)


2. PROPOSAL 2--To ratify the appointment of Arthur Andersen LLP as Independent Auditors.

       [_] FOR              [_] AGAINST            [_] ABSTAIN

3. PROPOSAL 3--To transact such other business as may properly come before the meeting.

       [_] FOR              [_] AGAINST            [_] ABSTAIN

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

  The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated July 31, 2001, and the accompanying Proxy Statement.

                                         Date: _________________________, 2001.

                                         ______________________________________
                                         Signature
                                         ______________________________________
                                         Name(s) (typed or printed)
                                         ______________________________________
                                         Address(es)

                                         Please sign exactly as name appears
                                         on this Proxy. When shares are held
                                         by joint tenants, both should sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by the President or
                                         other authorized officer. If a
                                         partnership, please sign in
                                         partnership name by authorized
                                         person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
              USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.